EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1-A1 of our report dated May 15, 2023 relating to the financial statements of SIMPPLE LTD. as of December 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants Lakewood, CO May 17, 2023